Exhibit 12
           INTERNATIONAL MULTIFOODS CORPORATION AND SUBSIDIARIES

            Computation of Ratio of Earnings to Fixed Charges
                                  (unaudited)

                                 (in thousands)


                                       THREE MONTHS ENDED    NINE MONTHS ENDED
                                      --------------------   ------------------
                                      Nov. 30,     Nov. 30,   Nov. 30,  Nov. 30,
                                         1998         1997       1998      1997
-------------------------------------------------------------------------------
Earnings from continuing operations
  before income taxes                 $15,363      $19,733    $   882   $30,310
Plus: Fixed charges (1)                 6,343        6,495     18,271    21,303
Less: Capitalized interest                (50)           -        (81)       (9)
--------------------------------------------------------------------------------
Earnings available to cover
  fixed charges                       $21,656      $26,228    $19,072   $51,604
================================================================================
Ratio of earnings to fixed charges       3.41         4.04       1.04      2.42
================================================================================

(1) Fixed charges consisted of the following:


                                       THREE MONTHS ENDED     NINE MONTHS ENDED
                                      --------------------    -----------------
                                      Nov. 30,     Nov. 30,   Nov. 30,  Nov. 30,
                                         1998         1997       1998      1997
-------------------------------------------------------------------------------
Interest expense, gross               $ 4,003      $ 4,162    $11,438   $14,120
Rentals (Interest factor)               2,340        2,333      6,833     7,183
-------------------------------------------------------------------------------
  Total fixed charges                 $ 6,343      $ 6,495    $18,271   $21,303
===============================================================================

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